Registration No. 333-92213

As filed with the Securities and Exchange Commission on October 28, 2003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIAMONDCLUSTER INTERNATIONAL, INC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-4069408 (I.R.S. Employer Identification No.)

JOHN HANCOCK CENTER
875 N. MICHIGAN AVENUE, SUITE 3000
CHICAGO, ILLINOIS 60611
(312) 255-5000
(Address of Principal Executive Offices) (Zip Code)

DIAMONDCLUSTER INTERNATIONAL, INC. ADVISORS STOCK OPTION PLAN
(Full title of the plan)

NANCY K. BELLIS
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
DIAMONDCLUSTER INTERNATIONAL, INC.
JOHN HANCOCK CENTER
875 N. MICHIGAN AVENUE, SUITE 3000
CHICAGO, ILLINOIS 60611
(312) 255-5000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES
     On December 7, 1999, the Company filed a registration statement on Form S-8 (File No. 333-92213) (the “Registration Statement”) relating to 350,000 shares of Class B Common Stock, par value $0.001 per share, and the shares of Class A Common Stock par value $0.001 into which Class B Common Stock could be converted, issuable under its Advisors Stock Option Plan (the “Plan”). In September 2003, the Company

effected a recapitalization (“2003 Recapitalization”) by which all of its outstanding Class A Shares and Class B Shares were converted on a one-for-one basis into shares of a single, newly-created class of common stock, par value $0.001 per share (“Common Stock”). As a result of the 2003 Recapitalization, any Class A Shares and Class B Shares issuable under the Plan were converted into shares of Common Stock. This Post-Effective Amendment No. 1 to the Registration Statement hereby deregisters any and all shares of common stock of the Company that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof. On October 24, 2003, the Company filed a registration statement on Form S-8 (Registration No. 333-109942) relating to the shares of Common Stock issuable upon exercise of options granted or available for grant under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on the 27th day of October, 2003.

DIAMONDCLUSTER INTERNATIONAL, INC.

By:	/s/ Melvyn E. Bergstein

Melvyn E. Bergstein, Chairman and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on the 27th day of October, 2003.

Signature	Title

/s/ Melvyn E. Bergstein	Chairman and Chief Executive Officer
(Principal Executive Officer)
Melvyn E. Bergstein

/s/ Karl E. Bupp	Chief Financial Officer and Treasurer
(Principal Financial Officer)
Karl E. Bupp

/s/ John J. Sviokla	Vice Chairman and Director

John J. Sviokla

/s/ Adam J. Gutstein	Managing Director, Europe and Latin America and Director

Adam J. Gutstein

/s/ Mark L. Gordon	Director

Mark L. Gordon

/s/ Javier Rubio	Director

Javier Rubio

/s/ Edward R. Andersen	Director

Edward R. Andersen

/s/ Donald R. Caldwell	Director

Donald R. Caldwell

/s/ Alan Kay	Director

Alan Kay

/s/ Michael E. Mikolajczyk	Director

Michael E. Mikolajczyk

/s/ Samuel K. Skinner	Director

Samuel K. Skinner